Exhibit 99.1

On December 6, 2007, Ronald S. Lauder ("RSL") sold 125,000 shares of Class A Common Stock at an average sale price of $43.1342. The information regarding the shares sold that day at each price appears in the two columns below:

$43.01   1,500
$43.02   2,100
$43.03   1,800
$43.04   1,300
$43.05   1,700
$43.06   2,000
$43.07   6,700
$43.08   4,100
$43.09   4,000
$43.10   4,500
$43.11   5,234
$43.12   3,696
$43.13  10,846
$43.14  10,874
$43.14     200
$43.15  20,411
$43.16  11,909
$43.17  11,654
$43.18   7,766
$43.19   8,000
$43.20   3,500
$43.21     400
$43.22     810

On December 7, 2007, RSL sold 125,000 shares of Class A
Common Stock at an average sale price of $42.6982. The information regarding the shares sold that day at each price appears in the two columns below:

$42.40    600
$42.41  4,800
$42.42  4,900
$42.43  7,900
$42.44  1,200
$42.45  2,100
$42.46  2,000
$42.47    700
$42.48    300
$42.50    100
$42.51    200
$42.53  1,200
$42.54    800
$42.55  5,987
$42.56  2,113
$42.57    100
$42.58    200
$42.59    500
$42.60  1,877
$42.61 10,423
$42.62  7,900
$42.63  1,800
$42.64  1,400
$42.65  1,100
$42.66    200
$42.68    800
$42.69    200
$42.70  6,100
$42.71    100
$42.72    400
$42.73  1,700
$42.74  2,620
$42.75  5,480
$42.76  1,500
$42.77    800
$42.78  1,100
$42.79  1,400
$42.80  6,000
$42.81  4,900
$42.82  1,400
$42.83    400
$42.85  2,300
$42.86  1,700
$42.87    700
$42.88    900
$42.90    800
$42.91    200
$42.92    400
$42.93  1,800
$42.95  2,300
$42.96  1,200
$42.97  1,900
$42.98  1,493
$42.99  1,400
$43.00  5,207
$43.01  2,600
$43.03    902
$43.06    100
$43.07  1,398
$43.08  1,300
$43.09  1,100